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                                                                    EXHIBIT 10.2
                                                                    ------------

NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 1

ORCHID BIOSCIENCES, INC. HAS REQUESTED THAT THE MARKED PORTIONS OF THIS DOCUMENT BE ACCORDED 406 CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT, AS AMENDED.

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                        NON-EXCLUSIVE LICENSE AGREEMENT


     Effective June 12, 2000 (the "Effective Date"), Orchid BioSciences, Inc., a Delaware corporation having a principal place of business at 303 College Road East, Princeton, NJ 08540 (hereafter "Orchid"), and Amersham Pharmacia Biotech, Inc., a Delaware corporation having a principal place of business at 800 Centennial Ave. Piscataway, NJ 08855 (hereafter "LICENSEE") agree as follows:

     WHEREAS, Orchid owns patents relating to Primer Extension regarding detection of single nucleotide polymorphisms; and

     WHEREAS, LICENSEE desires to take a non-exclusive license to said patents relating to the Primer Extension;

     WHEREAS, Orchid is willing to grant to LICENSEE a royalty-bearing, nonexclusive license under said patents relating to Primer Extension under the following terms;

     NOW, THEREFORE, the parties agree as follows:

                            ARTICLE I - DEFINITIONS

1.1 "Approved Instruments" mean instruments used for gel electrophoretic separation for nucleotide analysis that are approved by Orchid for the purposes of this license. [*]

1.2 "End User" means any Third Party licensed to use a Licensed Product pursuant to an End User License received in connection with the purchase by such Third Party of a Licensed Product.

1.3 "End User License" means a limited non-transferable license in form and substance as set forth in Appendix A, granted by Orchid to End Users to use only the material included in the Licensed Product in the Licensed Field to perform the specified number of Genotypes specified in the literature (packaging, product inserts, catalog listings, promotional items, etc) supplied by LICENSEE with each unit of Licensed Product.


[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.



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NON-EXCLUSIVE LICENSE AGREEMENT
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1.4  "Genotype" means the detection or quantification of an individual SNP within a single sample.

1.5 "Kit" means a product designed for performing Primer Extension comprising one or more Reagents, the sale or offer for sale of which, without the licenses granted herein, would infringe or contribute to the infringement of at least one claim of a Licensed Patent.

1.6 "Licensed Field" means the use of a Licensed Product on an Approved Instrument for Research Purposes only.

1.7  "Licensed Product" means a Kit  and an End User License.

1.8 "Licensed Patents" means US Patent No. 5,888,819 and 6,004,744 and any divisionals, continuations, reissues, and foreign counterparts thereof. To date foreign patents include the Australian Patent No. 660,173.

1.9 "Primer Extension" means a nucleic acid template-dependent primer extension reaction to determine the identity of a single nucleotide base at a specific position in a nucleic acid of interest in which the reaction is performed in the presence of two or more terminators and in the absence of extendible nucleotide

1.10 "Reagent" means an enzyme, buffer, primer extension chain-terminating compound or other composition useful for Primer Extension.

1.11 "Related Company" means (a) any entity that, or an individual who, owns at least a 20% interest in LICENSEE by stock ownership or otherwise; (b) any entity in which LICENSEE owns at least a 20% interest by stock ownership or otherwise; or (c) any entity in which at least a 20% interest by stock ownership or otherwise is owned by any entity that, or an individual who, also owns at least at 20% interest in LICENSEE by stock ownership or otherwise.

1.12 Bona Fide Collaboration means a substantive research and/or development collaboration or agreement between an End-User and any Third Party which includes the ability for End-User to obtain samples from and share data with such Third Parties. For the avoidance of doubt, End-Users shall not be allowed to charge such collaborators on a fee for service basis or perform genotyping services for such collaborators.

1.13 "Research Purposes" means the detection and analysis of SNPs in samples for research and development purposes only, either alone or in Bona Fide Collaborations with one or more Third Parties, and specifically excludes performing services for a Third Party, and further excludes any and all diagnostic or therapeutic uses.

1.14 "Sales Price" means the most recent list price of LICENSEE's United States list

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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 3


      price for a single unit of a Licensed Product, as set forth in the most recent LICENSEE catalogs or such other documentation as may be employed by Licensee (and provided by LICENSEE to Orchid from time to time), and, in the case that LICENSEE grants a discount on the Sales Price to an End User, then the Sales Price used to calculate the Royalty due under Section 3 shall not be reduced more than [*] of the list price.

1.15  "SNP" means single nucleotide polymorphism.

1.16  "Third Party" means any person or entity other than Orchid and LICENSEE.

1.17 "Third Party Licensee" means any Third Party that has a valid license from Orchid to use Kits for purposes other than Research Purposes, as confirmed by Orchid pursuant to Section 2.2.

1.18  "Territory" means the entire world.

                           ARTICLE II - LICENSE GRANT

2.1 Non-exclusive License Grant. Orchid hereby grants to LICENSEE under the Licensed Patents a non-exclusive license, without the right to grant sublicenses, to research and develop, to make, have made (with prior notification to Orchid), sell, offer for sale or otherwise dispose of Licensed Products in the Territory solely for use in the Licensed Field. Under this license, LICENSEE may use the Licensed Product only to the extent necessary to perform research and development on Licensed Products for sale hereunder and/or quality control functions on lots of the Licensed Products, but under no circumstances may LICENSEE use the Licensed Products for Research Purposes or for any other purpose within or outside the Licensed Field.

2.2   Additional Limited License Grant.

      2.2.1 Orchid additionally grants to LICENSEE, under the Licensed Patents, a non-exclusive license, without the right to grant sublicenses, to research and develop, to make, have made (with prior notification to Orchid), sell, offer for sale or otherwise dispose of Kits in the Territory to a Third Party Licensee for use in the Licensed Field or otherwise consistent with such Third Party Licensee's license from Orchid. Under this license, LICENSEE may use the Kits only to the extent necessary for LICENSEE to perform research and development on Kits for sale hereunder and/or quality control functions on lots of the Kits, but under no circumstances may LICENSEE use the Kits for Research Purposes or for any other purpose within or outside the License Field.

     2.2.2 Prior to the promotion, sale, offer to sell or any other marketing activity by LICENSEE of a Kit to such Third Party Licensee, LICENSEE will have

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                                       3


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NON-EXCLUSIVE LICENSE AGREEMENT
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             requested and received from Orchid a written confirmation that such
             Third Party is, in fact, a Third Party Licensee pursuant to Section
             1.16. The validity and effectiveness of the license granted under
             Section 2.2.1 is subject to LICENSEE's compliance with Section
             2.2.2.

     2.2.3 Notwithstanding anything herein to the contrary, LICENSEE may recommend that its customers contact Orchid directly to explore the possibility of becoming Third Party Licensees.

     2.2.4 In all cases, LICENSEE will pay royalties pursuant to Section 3.2 for all sales of Kits to Third Party Licensees. In all cases Orchid shall use reasonable efforts to cause Third Party Licensees to purchase Kits only from a licensed provider under similar terms.

2.3 Labeling. LICENSEE shall label the Licensed Products sold hereunder in accordance with Article VI. It is expressly understood, however, that LICENSEE has no responsibility to police its customers or otherwise ensure their compliance with the terms of the license granted hereunder. All such policing and enforcement efforts shall be the responsibility of Orchid.

                   ARTICLE III - FEES, ROYALTIES, AND REPORTS

3.1 License Fee. Within twenty-one (21) days of the Effective Date of this Agreement, LICENSEE will pay to Orchid a License Fee of [*]

     3.1.1   [*]

3.2 Royalties. LICENSEE will pay Orchid a royalty of [*] of the Sales Price of all Licensed Products sold or otherwise disposed of.

     3.2.1 For purposes of this Article 3, the phrase "otherwise disposed of" as used in conjunction with a Licensed Product or Kit means (a) any Licensed Product or Kit not sold but delivered by LICENSEE to a Third Party regardless of the compensation paid to LICENSEE, if any.

     3.2.2 A Licensed Product or Kit will be considered sold on the date it is shipped or the date invoiced whichever is earlier. A Licensed Product or Kit will be considered otherwise disposed of on the date shipped. Only one Royalty Fee will be due for each Licensed Product or Kit.

3.3 Reports. Within thirty (30) days after March 31, June 30, September 30, and


[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 5

     December 31 of each calendar year, LICENSEE will send to Orchid a written report setting forth the Licensed Products and Kits, and the Genotypes enabled thereby, sold or otherwise disposed of during the preceding three months. The first such report will include all Licensed Products and Kits sold or otherwise disposed of since the Effective Date.
     A report will be sent to Orchid even when no Licensed Products or Kits were sold or otherwise disposed of during the period subject to the report.
     Each such report will be accompanied by payment of the Royalties due pursuant to Section 3.2 hereof. A final report will be sent to Orchid within sixty (60) days after termination or expiration of this Agreement specifying Licensed Products and Kits sold or otherwise disposed of since the immediately preceding report and Licensed Products made but not sold or otherwise disposed of as of the date of termination or expiration, and payment for all such Licensed Products and Kits will accompany the final report.

3.4 Records. LICENSEE will keep good and accurate books of account sufficient to permit determination of the Royalties due hereunder and will make such books of account available for inspection by an independent auditor, who shall be a Certified Public Accountant, designated by Orchid and reasonably acceptable to LICENSEE. Such inspections will be no more frequent than once each calendar year during the term hereof and once within six months after termination of this Agreement. The designated auditor will retain in confidence the information in the books of account and will report to Orchid only the accuracy or inaccuracy of the reports rendered pursuant to
     Section 3.3 hereof. Such inspections will be at Orchid's expense unless the designated accountant identifies underpayment of Royalties due to Orchid by five percent (5%) or more, in which event LICENSEE will pay for such inspection. Orchid's failure to inspect will not constitute a waiver of Orchid's right to object to the accuracy of the reports rendered or payments made under this Agreement.

                       ARTICLE IV - TERM AND TERMINATION

4.1 Term. The term of this agreement begins on the Effective Date and will expire on the last day of the last to expire Licensed Patents.

4.2 Termination for Breach. Either party may terminate this Agreement for a material breach of the provisions of this Agreement. Such termination will be effective if the breach has not been cured in fourteen (14) days, if breach is for failure to make any payment (other than payment of the License Fee), or in sixty (60) days, if the breach is for any other reason, after written notice of said breach.

4.3 Surviving Rights. In the event of termination of this Agreement, LICENSEE will have the right to complete all contracts for the sale or disposition of Licensed Products or Kits under which LICENSEE is obligated on the date of termination provided LICENSEE pays the associated Royalties on such sales or dispositions as required in Article III hereof and provided all such sales or dispositions are

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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 6

     completed within three (3) months after the date of termination.

4.4 Remedies. The right of either party to terminate under the provisions of this Article will not be an exclusive remedy, and either party will be entitled, if the circumstances warrant, alternatively or cumulatively, to damages for breach of this Agreement, to an order requiring performance of the obligations of this Agreement, or to any other legally available remedy.

             ARTICLE V - FURTHER LICENSES AND TECHNICAL ASSISTANCE

5.1 No Implied License. The license granted herein is limited to the Licensed Patents in the Licensed Field, and under this Agreement no license is granted under any other patent or technology now or hereafter owned by Orchid for practice in the Licensed Field or any other purpose, other than the limited license granted by Orchid to LICENSEE with respect to Third Party Licensees pursuant to Section 2.2.

5.2 Technical Information. Orchid has no obligation to provide to LICENSEE with any manufacturing or technical information or any other technical assistance regarding the Licensed Products or Kits.

                              ARTICLE VI - MARKING

6.1 Patent Marking. LICENSEE will prominently display on all Licensed Products and Kits on a visible surface thereof or, if impractical, on tags, labels, manuals, and other materials with which Licensed Products and Kits are sold, with the applicable numbers of the Licensed Patents under applicable law to enable the patent rights to be enforced to their full extent in any country where the Licensed Products or Kits are made, used or sold.

6.2  License Marking.

     6.2.1 LICENSEE will prominently display on the outside of each unit of Licensed Product (1) an End User License; (2) a label license limiting the use of the Licensed Products to a specified number of Genotypes; (3) a label license indicating that the Licensed Product may not be used outside the Field; and (4) the fact that U.S. Patent Nos. 5,888,819 and 6,004,704 and their foreign counterparts are owned by Orchid BioSciences, Inc.

     6.2.2 LICENSEE will prominently display on each Kit (1) a label license indicating that the Kit may not be used outside the field for which the Third Party has a license from Orchid; and (2) the fact that U.S. Patent Nos. 5,888,819 and 6,004,704 and their foreign counterparts are owned by Orchid BioSciences, Inc.

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NON-EXCLUSIVE LICENSE AGREEMENT
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                            ARTICLE VII - ASSIGNMENT

7.1 LICENSEE Assignment. This Agreement has been entered into by Orchid in reliance on the particular qualifications of LICENSEE and is personal to LICENSEE. Neither this Agreement nor any rights or obligations hereunder may be assigned, pledged, or encumbered by LICENSEE without the express prior written approval of Orchid.

                           ARTICLE VIII- INFRINGEMENT

8.1 Infringement. LICENSEE will use reasonable efforts to promptly notify Orchid of any Third Party LICENSEE believes may be infringing a Licensed Patent and will, to the greatest extent possible, provide to Orchid any information LICENSEE has in support of such belief. Orchid will have the right, but not the obligation, to use such information in an infringement action against such Third Party. LICENSEE agrees to cooperate with Orchid in any action for infringement of a Licensed Patent brought by Orchid, and Orchid will reimburse LICENSEE for all reasonable costs incurred by it in providing cooperation requested by Orchid.

           ARTICLE IX - PRODUCT SPECIFICATIONS & LITERATURE REPORTING

9.1 Copies of Literature. LICENSEE will provide Orchid with copies of product specification sheets, product inserts, user manuals, user bulletins, and user product updates and any other customer materials such as copies of web pages or other electronic information relating to Licensed Products and Kits at least 10 (ten) days prior to the public release of such information. The copies of such customer materials provided to Orchid need not be identical to the customer materials supplied to customers and the public, provided the material supplied to Orchid by LICENSEE is substantially the same as the actual customer materials with respect to (1) the markings required by Article VI of this agreement, (2) the suggested uses for the Licensed Products and Kits, and (3) the number of Genotypes enabled by Licensed Products and Kits.

9.2 Promotion. LICENSEE agrees that it will not promote by any means the Licensed Products or Kits to any Third Party in contradiction to the End User License, except in the single situation permitted by Section 2.2.3 in the case of Kits.

     [*]


[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 8


                   ARTICLE XI - REPRESENTATIONS & WARRANTIES

11.1 No Representations.  Nothing in this Agreement will be construed as:

     11.1.1 A warranty or representation by Orchid as to the validity or scope of any Licensed Patent;

     11.1.2 A warranty or representation by Orchid that anything made, used, sold, or otherwise disposed of under the license granted in this Agreement will not infringe patents of third parties;

     11.1.3 A requirement that Orchid will file any patent application, secure any patent, or maintain any patent in force; or

     11.1.4 An obligation of Orchid to bring or prosecute actions or suits against third parties for infringement of any patent; or

11.2 Orchid Authority. Orchid warrants and represents that it has the full right and power to make promises and grant the licenses and covenants set forth in this Agreement and that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement.

11.3 LICENSEE Authority. LICENSEE warrants and represents that it has the full right and power to make promises and grant the licenses and covenants set forth in this Agreement and that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement.

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NON-EXCLUSIVE LICENSE AGREEMENT
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11.4  Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ORCHID MAKES
      NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                         ARTICLE XII - INDEMNIFICATION

12.1 LICENSEE Indemnification. LICENSEE agrees to indemnify, defend and hold harmless Orchid, its subsidiaries or affiliates, their agents, directors, officers, employees and assigns ("Orchid Indemnitees"), from and against all losses, liabilities, damages, demands and expenses (including reasonable attorneys' fees and expenses) arising out of (i) the negligent actions of LICENSEE, its employees or any third party acting on behalf of or under authority of LICENSEE in the performance of this Agreement, (ii) any representation or warranty of LICENSEE in this Agreement; (iii) any sale or use by LICENSEE of a Licensed Product or Kit; (iv) any use of a Licensed Product by an End User; and (v) any use of a Kit by a Third Party Licensee.

12.2 Limitation of Liability. NEITHER PARTY WILL BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE LICENSE GRANTED PURSUANT TO THIS AGREEMENT OR FROM THE USE OR COMMERCIAL DEVELOPMENT OF THE LICENSED PRODUCT OR KIT.

                          ARTICLE XIII - MISCELLANEOUS

13.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with regard to the subject matter hereof and merges and supersedes all prior discussions, negotiations, understandings, and agreements between the parties concerning the subject matter hereof. Neither party will be bound by any definition, condition, warranty, right, duty, or covenant other than as expressly stated in this Agreement or as subsequently set forth in a written document signed by both parties.

13.2 Choice of Laws. This Agreement will be interpreted and construed, and the legal relations created herein will be determined, in accordance with the laws of the State of California (excluding conflicts of laws) and of the United States.

13.3 Press Releases. The press release attached as Appendix B may be released on the Effective Date of this agreement. Otherwise, no press releases about this Agreement may be made without the mutual written consent of both LICENSEE and Orchid.

13.4 Notices. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto by the

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NON-EXCLUSIVE LICENSE AGREEMENT
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      other party will be in writing and delivered or sent to the addresses specified in the preamble of this Agreement. Each party may change its address for purposes of this Agreement by written notice to the other party. All notices or other communications will be deemed duly served and given on the date when personally delivered to the party to whom it is directed, when transmitted electronically by telex or facsimile, or when deposited for delivery in an expedited service such as Federal Express, DHL, and the like.

13.5 Confidentiality. Neither party may disclose the terms of this Agreement to any Third Party without the prior written consent to the other party.

13.6 Headings. The headings used in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

13.7 Amendment. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

13.8 Force Majeure. Any delays in performance by any party under this Agreement (other than the payment of monies due) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to, acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

13.9 Independent Contractors. In making and performing this Agreement, Orchid and LICENSEE act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Orchid and LICENSEE. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party except as specifically provided herein.

13.10 Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

13.11 Waiver. None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 11

     IN WITNESS WHEREOF, duly authorized officers of Orchid and LICENSEE have executed this Agreement in duplicate on the signature page hereof.



Orchid Biosciences, Inc.
     AMERSHAM PHARMACIA BIOTECH, INC.


/s/ Donald R. Marvin                   Name  /s/ Peter B. Loggins
-----------------------------                ----------------------------
Name                                         Name

SVP, COO & CFO                               VP Drug Discovery
-----------------------------                ----------------------------
Title                                        Title

June 12, 2000                                June 7, 2000
-----------------------------                ----------------------------
Date                                         Date

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                                   APPENDIX A

                                END USER LICENSE

"The purchase price of this product includes a limited, non-transferable license under U.S. Patent Nos. 5,888,819, 6,004,744 and their foreign counterparts owned by Orchid BioSciences, Inc. of Princeton, New Jersey, to perform only the number of Genotypes listed on the packaging for this product (For purposes of this End User License, Genotyping means the detection or quantification of an individual SNP within a single sample.) solely for the detection and analysis of SNPs in samples for research and development purposes, either alone or in bona fide research collaborations with one or more third parties, only and only on an instrument used for gel electrophoretic separation for nucleotide analysis. This license specifically excludes performing services for a third party and any and
all diagnostic or therapeutic uses.   Information about purchasing licenses to
practice primer extension technology covered by Orchid BioSciences, Inc. patents for any other use may be obtained by contacting the Senior Director for Business Development at Orchid BioSciences, Inc., Princeton, New Jersey, U.S.A., at (609) 750-2200.

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                                  Appendix B

                                 Press Release

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